Exhibit h.1

PUERTO RICO RESIDENTS TAX-FREE FUND II, INC.

UNDERWRITING AGREEMENT

            , 2021

UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO

American International Plaza

250 Munoz Rivera Avenue

Penthouse Floors

Hato Rey, Puerto Rico 00918

Dear Sirs:

Puerto Rico Residents Tax-Free Fund II, Inc. (the “Fund”), a corporation organized under the laws of the Commonwealth of Puerto Rico (“Puerto Rico”) and a non-diversified investment company registered under the Investment Company Act of 1940, as amended, (the “ICA”), proposes to issue and sell to you (“UBSPR” or the “Underwriter”), $[●] in aggregate principal amount of the Fund’s Notes having a maturity date of up to [●] days after the date of issuance thereof, or be payable on demand by the Fund on a date not later than [●] days after the issuance thereof (such series referred to herein as the “Short-Term Notes”), and $[●] in aggregate principal amount of the Fund’s Notes having a maturity date of over 270 days after the date of issuance thereof (such series referred to herein as the “Medium-Term Notes” and collectively with the Short-Term Notes, the “Notes”). This Agreement is called the “Underwriting Agreement.”

UBS Asset Managers of Puerto Rico, a division of UBS Trust Company of Puerto Rico (“UBSTC”), and Popular Asset Management LLC (“Popular”) will act as the Fund’s co-investment advisers (each, an “Investment Adviser” and collectively, the “Investment Advisers”) pursuant to an investment advisory contract between the Fund and UBSTC and an investment contract agreement between the Fund and Popular (the “Investment Advisory Contracts”). UBSTC will also act as the Fund’s administrator pursuant to an administration agreement between the Fund and UBSTC (the “Administration Agreement”), and as the Fund’s transfer agent pursuant to a transfer agency, registrar, and shareholder servicing agreement between the Fund and UBSTC (the “Transfer Agency Agreement”). In addition, UBSTC will act as custodian of the Fund’s cash and portfolio assets pursuant to a custody agreement between the Fund and UBSTC (the “Custody Agreement”).

The Fund and the Investment Advisers hereby confirm their agreements with the Underwriter as follows:

1.        Sale and Purchase.

(a)        On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, you are appointed the Underwriters of the Fund’s Notes. The Fund will issue and sell to the Underwriters, and the Underwriters will purchase from the Fund, $[●] in aggregate principal amount of the Fund’s Short-Term Notes, and $[●] in aggregate principal amount of the Fund’s Medium-Term Notes.

(b)        The Notes will be issued pursuant to an indenture, dated as of [●], 2021, as amended (the Indenture”), between the Company and [●], as trustee (the “Trustee”). The issuance and sale of the Notes to the Underwriters will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

(c)        The obligations of the Underwriters under this underwriting agreement are undertaken on the basis of the representations and are subject to the conditions set forth in this Underwriting Agreement.

2.        Payment and Delivery. Delivery by the Fund of the Notes to the Underwriter for its account against payment of the purchase price for the Notes by certified or official bank check, payable in next-day funds, or by way of a Federal Funds wire transfer to the order of the Fund, will take place at the offices of [●] at an initial closing (the “Initial Closing”) to be held no later than about [●] (the “Initial Closing Date”). Subsequence closings (“Subsequent Closings”) may be held at such other times or on such other dates as may be agreed upon by the Fund and the Underwriter.

The Notes will be in definitive form, registered in such names and in such denominations as the Underwriter requests and will be made available to the Underwriter for checking and packaging on the applicable Closing Date.

3.        Prospectuses; Public Offering.

(a)        The Fund has registered as an investment company, under the ICA and has filed with the Commission a Registration statement on Form N-2 (the “Registration Statement”) relating to the continuous offering of the Notes, which such Registration Statement includes a prospectus (the “Prospectus”) and a statement of additional information (the “SAI”). Unless the context suggests otherwise, the term Registration Statement shall hereinafter include any supplement or amendment to the Registration Statement, and the term Prospectus shall hereinafter include any supplement or amendment to the Prospectus.

(b)        The Fund and the Investment Advisers understand that the Underwriters propose to make a public offering of the Notes solely to Puerto Rico Residents, as described in the Prospectus, as soon after the date this Underwriting Agreement is signed as the Underwriters deem advisable. The Fund and the Investment Advisers confirm that the Underwriters and dealers have been authorized to distribute the Prospectus, including any amendments or supplements thereto, to Puerto Rico Residents; provided that upon amendment or supplementation of the Prospectus, the Underwriters and dealers shall deliver the Prospectus, only as so amended or supplemented.

4.        Representations.

(a)        Each of the Fund and the Investment Advisers represents to the Underwriters as follows:

(i)

On (A) the date of the Prospectus and (B) at each Closing Date, the Prospectus and any such amendment or supplement thereto complied or will comply, in all material respects, with the applicable requirements of ICA and the laws of Puerto Rico, and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations in this Section 4(a)(i) do not apply to statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Fund by the Underwriters expressly for use in the Prospectus or any amendments or supplements thereto.

(ii)

The Fund meets the requirements for use of Form N-2 under the Securities Act of 1933, as amended (the “1933 Act”). The Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Fund, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(iii)

The Fund has been duly organized as a corporation and is validly existing and in good standing under the laws of Puerto Rico, with full power and authority to conduct all activities conducted (or presently contemplated to be conducted) by it, to own or lease all assets owned (or presently contemplated to be owned) or leased (or presently contemplated to be leased) by it and to conduct its business as described in the Prospectus and is duly licensed and is qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such qualification.

(iii)

The Notes conform in all material respects to the description of them in the Prospectus. Proper proceedings have been taken to validly authorize the Notes being issued. The Notes, when delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable except as set forth in the Prospectus. The Fund has no subsidiaries. No person is entitled to any preemptive or similar rights, except as described in the Prospectus.

(iv)	Each of the Underwriting Agreement, the Investment Advisory Contracts, the Administration Agreement, the Custody Agreement, and the Transfer Agency Agreement (A) has been duly and validly authorized, executed and delivered by the Fund and (B) complies in all material respects with all applicable requirements of ICA and other applicable laws of Puerto Rico, and (C) assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, subject as to enforcement, to applicable bankruptcy, reorganization, insolvency or other similar laws relating to or affecting creditors’ rights generally and to equitable principles and principles of public policy that may restrict the availability of remedies.

(v)

None of (A) the execution and delivery by the Fund of the Underwriting Agreement, the Investment Advisory Contracts, the Administration Agreement, the Custody Agreement, or the Transfer Agency Agreement, (B) the issue and sale by the Fund of the Notes as contemplated by the Underwriting Agreement, and (C) the consummation by the Fund of the other transactions as contemplated by such agreements conflicts or will conflict with, or results or will result in a breach of, the Certificate of Incorporation or the By-Laws, each as amended, of the Fund or any material agreement or instrument to which the Fund is a party or by which the Fund is bound, or any law, rule, regulation or order of any court, governmental instrumentality, securities exchange or association or arbitrator applicable to the Fund.

(vi)	The Fund is not currently in breach of, or in default under, any agreement or instrument to which it is a party or by which it or its property is bound or affected.

(vii)

Assuming compliance by the Underwriters with Section 5 hereof and the offer, sale and transfer restrictions set forth in the Prospectus, no consent, approval, authorization or order of any court or governmental agency or body or securities exchange or securities association is required by the Fund for the consummation by the Fund of the transactions contemplated in the Underwriting Agreement, the Investment Advisory Contracts, the Administration Agreement, the Custody Agreement, or the Transfer Agency Agreement, except such as have been obtained under the ICA or applicable laws of Puerto Rico, in connection with the purchase and distribution of the Notes by the Underwriters pursuant to this Underwriting Agreement.

(viii)

The Fund is duly registered as an investment company under ICA and all required action has been or will be taken by the Fund under the ICA to make the public offering and consummate the sale of the Notes as provided in this Underwriting Agreement.

(ix)

Since the date as of which information is given in the Prospectus, except as otherwise stated or contemplated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Fund, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Fund other than those in the ordinary course of business, and (C) there has been no distribution of any kind declared, paid or made by the Fund.

(x)

The Fund owns or possesses or has obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus.

(xi)

There is no action, suit or proceeding before or by any court or governmental agency or body now pending or to the knowledge of the Fund threatened against the Fund, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund, or might have a material adverse effect on the properties or assets of the Fund or is of a character required to be described in the Prospectus; and there are no contracts, franchises or other documents that are of a character required to be described in the Prospectus by the ICA and other applicable laws of Puerto Rico, which have not been described as required.

(xiii)

All advertisements, sales literature and other promotional material (collectively, “advertisements”) authorized in writing or prepared by the Fund or the Investment Advisers or their affiliates for use in connection with the offering of the Notes complied and comply with the applicable requirements of the laws of Puerto Rico, the ICA and the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) and no such advertisement contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(xvi)

The Fund intends to invest the proceeds of the offering in investments as described in the Prospectus and is not aware of any reason it may not so invest the proceeds other than as described in the Prospectus.

(b)      UBSPR, in its capacity as Investment Adviser and Underwriter, represents to the Fund, as follows:

(i)	UBSPR is registered with the Commission as an investment adviser under the Advisers Act.

(ii)

UBSPR has been duly organized and is validly existing and in good standing as a corporation under the laws of Puerto Rico, with full corporate power and authority to conduct all activities conducted (or presently contemplated to be conducted) by it, to own or lease all assets owned (or presently contemplated to be owned) or leased (or presently contemplated to be leased) by it and to conduct its business as described in the Prospectus and has filed all documents in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such filing and in which the failure to so file would have a material adverse effect on the business or operations of UBSPR and owns, possesses or has obtained and currently maintains all material governmental licenses, permits, consents, orders, approvals and other authorizations under applicable laws necessary to carry on its business as contemplated in the Prospectus.

(iii)

Each of the Underwriting Agreement and the Investment Advisory Contract (A) has been duly and validly authorized, executed and delivered by UBSPR, in its capacity as Investment Adviser and Underwriter, and (B) assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of UBSPR, in its capacity as an investment adviser, enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency or other similar laws relating to or affecting creditors’ rights generally and to equitable principles that may restrict the availability of remedies. Each of the Underwriting Agreement and the Investment Advisory Contract complies in all material respects with all applicable provisions of the ICA, the Advisers Act and the laws of Puerto Rico.

(iv)

Neither the execution and delivery by UBSPR of the Underwriting Agreement and the Advisory Contract nor the consummation by UBSPR of the transactions contemplated by such agreements conflicts or, upon the consummation of the transactions contemplated by such agreements or subject only to the passage of time, will conflict with, or results or, upon the consummation of the transactions contemplated by such agreements or subject only to the passage of time, will result in a breach of, the Certificate of Incorporation or By-Laws of UBSPR or any agreement or instrument to which UBSPR is a party or by which UBSPR is bound, or any law, rule, regulation or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to UBSPR.

(v)	No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or securities association is required of UBSPR for the consummation by UBSPR of the transactions contemplated in this Underwriting Agreement, and the Investment Advisory Contract, except such as have been obtained under the ICA and any other applicable laws of Puerto Rico.

(vi)

The description of UBSPR in the Prospectus complies in all material respects with the requirements of the ICA and other applicable laws of Puerto Rico and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

(vii)

There is no action, suit or proceeding before or by any court or governmental agency or body now pending or to UBSPR’s knowledge threatened against or affecting UBSPR, which (A) might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of UBSPR, (B) might adversely affect the ability of UBSPR to fulfill its obligations hereunder or under the Investment Advisory Contract or (C) is required to be disclosed in the Prospectus (other than as disclosed therein).

(c)        Popular, in its capacity as Investment Adviser, represents to the Underwriter, as follows:

(i)	Popular is registered with the Commission as an investment adviser under the Advisers Act.

(ii)

Popular has been duly organized and is validly existing and in good standing as a corporation under the laws of Puerto Rico, with full corporate power and authority to conduct all activities conducted (or presently contemplated to be conducted) by it, to own or lease all assets owned (or presently contemplated to be owned) or leased (or presently contemplated to be leased) by it and to conduct its business as described in the Prospectus and has filed all documents in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such filing and in which the failure to so file would have a material adverse effect on the business or operations of Popular and owns, possesses or has obtained and currently maintains all material governmental licenses, permits, consents, orders, approvals and other authorizations under applicable laws necessary to carry on its business as contemplated in the Prospectus.

(iii)

Each of the Underwriting Agreement and the Contract (A) has been duly and validly authorized, executed and delivered by Popular, in its capacity as Investment Adviser and Underwriter, and (B) assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of Popular, in its capacity as an investment adviser, enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency or other similar laws relating to or affecting creditors’ rights generally and to equitable principles that may restrict the availability of remedies. Each of the Underwriting Agreement and the Investment Advisory Contract complies in all material respects with all applicable provisions of the ICA, the Advisers Act and the laws of Puerto Rico.

(iv)

Neither the execution and delivery by Popular of the Underwriting Agreement and the Advisory Contract nor the consummation by Popular of the transactions contemplated by such agreements conflicts or, upon the consummation of the transactions contemplated by such agreements or subject only to the passage of time, will conflict with, or results or, upon the consummation of the transactions contemplated by such agreements or subject only to the passage of time, will result in a breach of, the Certificate of Incorporation or By-Laws of Popular or any agreement or instrument to which Popular is a party or by which Popular is bound, or any law, rule, regulation or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to Popular.

(v)

No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or securities association is required of Popular for the consummation by Popular of the transactions contemplated in this Underwriting Agreement, and the Investment Advisory Contract, except such as have been obtained under the ICA and any other applicable laws of Puerto Rico.

(vi)

The description of Popular in the Prospectus complies in all material respects with the requirements of the ICA and other applicable laws of Puerto Rico and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

(vii)	There is no action, suit or proceeding before or by any court or governmental agency or body now pending or to Popular’s knowledge threatened against or affecting Popular, which (A) might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of Popular, (B) might adversely affect the ability of Popular to fulfill its obligations hereunder or under the Investment Advisory Contract or (C) is required to be disclosed in the Prospectus (other than as disclosed therein).

5.        Agreements of the Parties.

(a)        The Fund will advise the Underwriters and the Investment Advisers (1) of the issuance by the Commission or the Commodity Futures Trading Commission (the “CFTC”) of any order to the Fund or the Investment Advisers which relates to the Fund (or as soon as the Fund has actual knowledge of such order), (2) of receipt by the Fund of any notice of the initiation or threatening of any proceedings for or the issuance of any order by the Commission or the CFTC suspending approval of the transactions contemplated herein, and (3) of receipt by the Fund or any representatives or attorney of the Fund of any other communication from the Commission or the CFTC relating to the Fund or to the transactions contemplated herein except for routine communication occurring more than one year from the date of this Underwriting Agreement. The Fund will make every reasonable effort to prevent the issuance of an order suspending the approval of the Fund and the transactions contemplated herein and, if any such order is issued, to use its best reasonable efforts to obtain its lifting as soon as possible.

(b)        During such period as the Prospectus is required by law to be delivered by the Underwriters or a dealer, the Fund will deliver, without charge, to the Underwriters and dealers, at such office or offices as the Underwriters may designate, as many copies of the prospectus as the Underwriters may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus, in order to make the statements therein, in light of the circumstances existing when such Prospectus is delivered to a purchaser, not misleading, or if during such period it is necessary to amend or supplement the Prospectus to comply with the ICA, applicable laws of Puerto Rico or the United States, the Fund promptly will prepare, submit to the Underwriters, file with the Commission (if required by applicable law) and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Underwriters will furnish to the Fund) to whom Notes may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that the statements in such Prospectus, as so amended or supplemented, will not, in light of the circumstances existing when such Prospectus is delivered to a purchaser, be misleading in any material respect and will comply with the ICA and other applicable laws of Puerto Rico and the United States (provided that, if the amendment or supplement is required exclusively as a result of a misstatement or omission by the Underwriters, the Fund may deliver such amendment or supplement to the Underwriters at a reasonable charge not to exceed the actual cost thereof to the Fund). Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 7 hereof.

(c)        The Fund will make generally available to holders of the Fund’s securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the date of the Prospectus falls, an earnings statement, if applicable.

(d)        The Fund will pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Fund under the Underwriting Agreement, including but not limited to costs and expenses of or relating to (1) the preparation and printing of the Prospectus, all amendments and supplements thereto, and the printing or other reproduction of the Underwriting Agreement, any dealer agreements, and any other documents or agreements in connection therewith, (2) the issuance of the Notes and the preparation and delivery of the Notes, if any, (3) the furnishing (including costs of shipping and mailing) to the Underwriters and dealers of copies of the Prospectus, and all amendments or supplements thereto, and of the other documents required by this Section to be so furnished, (4) all transfer taxes, if any, with respect to the sale and delivery of the Notes to the Underwriters, and (5) the transfer agent for the Notes.

(e)        If this Underwriting Agreement is terminated pursuant to any of its provisions, including but not limited to those of Section 10 hereof, except as otherwise provided herein, no party will be under any liability to any other party, except that (1) if this Underwriting Agreement is terminated by (x) the Fund or the Investment Advisers pursuant to any of the provisions hereof (otherwise than pursuant to Section 11 hereof) or (y) by the Underwriters because of any inability, failure or refusal on the part of the Fund or the Investment Advisers to comply with its terms or because any of the conditions in Section 7 are not satisfied, the Fund and the Investment Advisers, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of its counsel) incurred by it in connection with the proposed purchase and sale of the Notes, provided that such reimbursement will be in equal amounts as between the Investment Advisers for any action jointly taken and provided further that each Investment Advisers will reimburse the Underwriters for all of such expenses with respect to any action or failure to take action not agreed to by the other Investment Advisers, and (2) if the Underwriters have failed or refused to purchase the Notes agreed to be purchased by them under this Underwriting Agreement, without reason sufficient to justify cancellation or termination of their obligations pursuant to this Underwriting Agreement in accordance with its terms, the Underwriters will not be relieved of liability to the Fund for damages occasioned by their default.

(f)        The Fund will direct the investment of the proceeds of the offering of the Notes in such a manner as to comply with the investment objective, policies and restrictions of the Fund.

(g)        The Underwriters covenant to use only advertisements and sales literature that have been approved by the Fund. The Fund shall have 10 days to review such advertisement material prior to its use.

6.        Representations, Warranties and Covenants of the Underwriter. The Underwriter represents and warrants to, and agrees with, the other parties hereto that the Underwriter shall not sell, offer to sell, solicit any offer to buy or permit any resale of the Notes in any manner other than that provided in the Prospectus.

7.      Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to, in the reasonable judgment of the Underwriter, the accuracy on the date of this Underwriting Agreement, on the date of the Prospectus, and on each Closing Date, the representations of the Fund and the Investment Advisers in this Underwriting Agreement, to the accuracy and completeness of all statements made by the Fund, the Investment Advisers, or any of their officers in any certificate delivered to the Underwriter or its counsel pursuant to this underwriting Agreement, to performance by the Fund and the Investment Advisers of their respective obligations under this Underwriting Agreement and to each of the following additional conditions:

(a)        At each Closing Date, no order prohibiting or suspending the use of the Prospectus or sales material may be in effect and no proceedings for such purpose or for the purpose of commencing an enforcement action against the Fund or the Investment Advisers or, with respect to the transaction contemplated by the Prospectus and this Underwriting Agreement, the Underwriter, may be pending before or, in the view of counsel to the Underwriter, threatened or contemplated by the SEC or the CFTC (nor may such an enforcement action have been commenced).

(b)        At each Closing Date, since the dates as of which information is given in the Prospectus, (1) there must not have been any material change in the Notes or liabilities of the Fund, (2) there must not have been any material adverse change in the general affairs, prospects, management, business, financial condition or results of operations of the Fund or the Investment Advisers whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus, (3) none of the Fund or the Investment Advisers shall have sustained any material loss or interference with its business from any court or from legislative or other governmental action, order or decree or from any other occurrence not described in the Prospectus, and (4) there must not have occurred, in the view of counsel to the Underwriter, any event that makes untrue or incorrect in any material respect any statement or information contained in the Prospectus or that is not reflected in the Prospectus but should be reflected therein in order to make the statements or information therein not misleading in any material respect; if, in the judgment of the Underwriter, any such development referred to in clause (1), (2), (3) or (4) of this paragraph (b) makes it impracticable or inadvisable to consummate the sale and delivery of the Notes pursuant to the Underwriting Agreement by the Underwriter.

(c)        At each Closing Date, the Underwriter must have received a certificate, dated such date, the President or Executive Vice President and the chief financial or accounting officer of each of the Investment Advisers certifying that (1) the signers have carefully examined the Prospectus and the Underwriting Agreement, (2) the representations of the Fund (with respect to the certificates from such Fund officers) and the representations of the Investment Advisers (with respect to the certificates from such officers of the Investment Advisers) in the Underwriting Agreement are accurate on and as of the date of the certificate, (3) there has not been any material adverse change since the date of the Prospectus in the general affairs, prospects, management, business, financial condition or results of operations of the Fund (with respect to the certificates from such Fund officers) and the Investment Advisers (with respect to the certificates from such officers of the Investment Advisers) whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus, which would have a material adverse effect on the ability of either the Fund or the Investment Advisers, as the case may be, to fulfill its respective obligations hereunder, under the Investment Advisory Contracts, the Administration Agreement, the Custody Agreement, and the Transfer Agency Agreement, as the

case may be, (4) to the knowledge of such officers of the Fund and the Investment Advisers, no order prohibiting the sale of any of the Notes or having a material adverse effect on the Fund (with respect to the certificates from such Fund officers) or the Investment Advisers (with respect to the certificates from such officers of the Investment Advisers) has been issued and no proceedings for any such purpose are pending before or threatened by the Commission or the CFTC or any other regulatory body, whether foreign or domestic, and (5) each of the Fund (with respect to certificates from such Fund officers) and the Investment Advisers (with respect to certificates from such officers of the Investment Advisers) has performed all agreements that the Underwriting Agreement requires it to perform by the each Closing Date.

(d)        At each Closing Date, the Underwriter must receive the opinions dated such Closing Date substantially in the forms of Exhibit A and Exhibit B to this Underwriting Agreement from the counsel identified in each such Exhibit, as well as any other opinions or supporting documents as the Underwriter deem advisable. The Fund and the Investment Advisers must have furnished or caused to be furnished to counsel for the Underwriter such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply with this Underwriting Agreement only if they are in the forms attached hereto, if applicable, or in the form and scope reasonably satisfactory to counsel for the Underwriters.

8.        Indemnification.

(a)        Each of the Fund and the Investment Advisers, jointly and severally, will indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls the Underwriter within the meaning of the U.S. Securities Act of 1933, as amended (the “1933 Act”), as though applicable, against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the 1933 Act, the ICA or Puerto Rico law or regulation, at equity or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or, as of the date of this Underwriting Agreement, the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in any or all such documents a material fact required to be stated in it or necessary to make the statements in it not misleading. None of the Fund or the Investment Advisers will be liable to the extent that such loss, claim, damage or liability arises from the sale of the Notes to any person by an Underwriter, pursuant to this Underwriting Agreement, and is based on an untrue statement or omission or alleged untrue statement or omission (1) made in reliance on and in conformity with information furnished in writing to the Fund by the Underwriters expressly for use in the document, or (2) made in the Preliminary Prospectus if the Prospectus or an amendment or supplement to the Prospectus corrects such untrue statement or omission or alleged untrue statement or omission that is the basis of the loss, claim, damage or liability for which indemnification is sought and the Fund sustains or the Investment Advisers sustain the burden of proving that a copy of the Prospectus or the amendment or supplement to the Prospectus was not sent or given (other than as a result of noncompliance by the Fund with

Section 5(e) hereof) to such person at or before the written confirmation of the sale to such person in any case where such delivery is required. This indemnity agreement will be in addition to any liability that the Fund or the Investment Advisers might otherwise have.

(b)        The Underwriter will indemnify and hold harmless the Fund and the Investment Advisers, each person, if any, who controls the Fund or the Investment Advisers, within the meaning of the 1933 Act, as though applicable, each director of the Fund or the Investment Advisers and each director of the Fund or the Investment Advisers to the same extent as the foregoing indemnity from the Fund and the Investment Advisers to the Underwriter, but only insofar as losses, claims, damages or liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Fund by the Underwriter expressly for use in preparation of the Prospectus and any amendment or supplement thereto. The Fund and the Investment Advisers acknowledge that the statements with respect to stabilization on the Prospectus and the statements with respect to the Underwriter contained therein constitute the only information furnished in writing to the Fund by the Underwriter, in its capacity as such, expressly for use in any such document. This indemnity agreement will be in addition to any liability that the Underwriter might overwise have.

(c)        The Investment Advisers will indemnify and hold harmless the Underwriter and each person, if any, who controls each Underwriter within the meaning of the 1933 Act, as though applicable, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, with respect to any advertisements or sales literature prepared by such Investment Advisers or its affiliates or the Fund for use by securities firms in connection with the offering of the Notes. In addition, the Investment Advisers will so indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the 1933 Act, as though applicable, with respect to any advertisements or sales literature prepared jointly by the Investment Advisers in connection with the offering of the Notes, provided that such indemnification will be in equal amounts.

(d)      Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party. No indemnification provided for in Section 8(a), (b) or (c) hereof shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of such action shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than on account of the provisions in Section 8(a), (b) or (c). If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified Party has reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the indemnifying party or parties. All such fees and expenses will be reimbursed promptly as they are incurred, documented and billed. Notwithstanding any other provisions of this Section 8, an indemnifying party will not be liable for any settlement of any action or claim effected without its prior written consent or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties.

(e)        In no case shall the indemnification provided in this Section 8 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

9.        Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing Section is applicable in accordance with its terms but for any reason is held to be unavailable from the Fund, the Investment Advisers or the Underwriters, the Fund, the Investment Advisers and the Underwriter will contribute to the total losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action or any claims asserted, but after deducting any contribution received by the Fund or the Investment Advisers from persons other than the Underwriter, such as persons who control the Fund, or the Investment Advisers within the meaning of the 1933 Act, as though applicable, officers of the Fund or the Investment Advisers and directors of the Fund or the Investment Advisers, who may also be liable for contribution) to which the Fund or the Investment Advisers and the Underwriter may be subject in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other hand from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in the losses, claims, damages or liabilities, joint or several (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), for which contribution is sought. The relative benefits received by the Fund and the Investment Advisers on the one hand (treated jointly for this purpose as one person) and the Underwriter on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Fund bear to the total selling commissions received by the Underwriter. The relative fault of the parties shall he determined by reference to, among other things. whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund, the Investment Advisers or the Underwriter, the parties’ relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate in the circumstances. Notwithstanding any other provisions of this Section 9, (1) the Underwriter will be responsible for any amount in excess of the selling commission applicable to the Notes sold by the Underwriter and (2) no person found guilty of fraudulent misrepresentation (within the meaning of the applicable laws of the United States or Puerto Rico) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, any person who controls a party to this Underwriting Agreement within the meaning of the 1933 Act, as though applicable, will have the same rights to contribution as that party, directors, officers, employees and agents of the Underwriter will have the same rights to contribution as such Underwriter, directors, officers and employees of the Investment Advisers will have the same rights to contribution as the Investment Advisers, and each director and officer of the Fund and the Investment Advisers will have the same rights to contribution as the Fund, subject in each case to clause (i) of this Section. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section. No party will be liable for contributions with respect to any action or claim settled without its written consent.

10.        Termination.

(a)       This Underwriting Agreement shall become effective upon the date first above written, provided that this Underwriting Agreement shall not take effect unless it has first been approved by a majority of the Board of Directors of the Fund, including a majority of the independent directors in accordance with the requirements of the ICA and the rules and regulations thereunder.

(b)        Unless sooner terminated as provided herein, this Underwriting Agreement shall continue in effect for one year from its effective date. Thereafter if not terminated, this Underwriting Agreement shall continue for successive annual periods, provided that such continuance is specifically approved at least annually (a) by vote of a majority of those members of the Board of Directors who are not interested persons of any party to this Underwriting Agreement, cast in person (or otherwise, as consistent with applicable laws, regulations and related guidance and relief) at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund.

This Underwriting Agreement will automatically terminate in the event of its assignment. As used in this Underwriting Agreement, the terms “majority of the outstanding voting securities,” “interested persons” and “assignment” shall have the same meanings as such terms in the ICA.

(c)        The rights and obligations under such Underwriting Agreement may be terminated with respect to either Underwriter by notifying the Fund at any time:

(i)

at or before each Closing Date, if in the judgment of such Underwriter, delivery of any Notes is rendered impracticable or inadvisable because (1) trading in the securities of the Fund is suspended by the Commission, (2) additional governmental restrictions, not in force on the date of this Underwriting Agreement, have been imposed upon trading in securities generally or trading in securities generally has been suspended on any United States securities exchange, or a general banking moratorium has been established by Federal authorities or Puerto Rico authorities, or (3) any outbreak or material escalation of hostilities or other calamity or crisis occurs the effect of which is such as to make it impracticable to market any or all of the Notes; or

(ii)	at or before each Closing Date, if any of the conditions specified in Section 7 have not been fulfilled when and as required by this Underwriting Agreement.

(d)      This Underwriting Agreement may be terminated by the Fund by action of its Board of Directors, subject to the unanimous consent of the Independent Fund Directors (as defined in the Fund’s Code of Ethics), with ten (10) days prior written notice to the Underwriter.

(c)        The rights and obligations under this Underwriting Agreement may be terminated by any party with respect to such party upon notice of breach of any of the continuous representations made in this Agreement.

(d)       The rights and obligations under this Underwriting Agreement shall automatically terminate with respect to any party upon change of control of such party .

11.        Substitution of Underwriter. If the Underwriter fails (other than for a reason sufficient to justify the termination of this Underwriting Agreement) to purchase on any Closing Date the Notes agreed to be purchased on such Closing Date by the Underwriter, the Underwriter may find one or more substitute underwriters to purchase such Notes or make such other arrangements as the Underwriter deems advisable, upon the terms set forth in this Underwriting Agreement. If no such arrangements have been made within thirty-six hours after such Closing Date, and the number of Notes to be purchased by the Underwriter on such Closing Date exceeds 10% of the Notes to be purchased on such Closing Date, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Underwriter to purchase such Shares on the terms set forth in this Underwriting Agreement.

Either the Underwriter or the Fund will have the right to postpone the applicable Closing Date for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Prospectus) may be effected by the

Underwriter and the Fund. If the number of Notes to be purchased on such Closing Date by the Underwriter exceeds 10% of the Notes that the Underwriter is obligated to purchase on such Closing Date, and the Fund does not make arrangements pursuant to this Section 11 within the period stated for the purchase of the Notes that the Underwriter agreed to purchase, this Underwriting Agreement will terminate without liability on the part of the Fund or the Investment Advisers, except in both cases as provided in Section 5(d), 5(e), 8 and 9 hereof. This Section will not affect the liability of the Underwriter to the Fund arising out of such default. A substitute underwriter will become the Underwriter for all purposes of this Underwriting Agreement.

12.        Miscellaneous.

(a)        The reimbursement, indemnification and contribution agreements in Sections 5(d), 5(c), 5(g), 8 and 9 hereof and the representations of the Fund, the Investment Advisers and the Underwriters in this Underwriting Agreement will remain in full force and effect regardless of any termination of this Underwriting Agreement. The reimbursement, indemnification and contribution agreements in Sections 5(d), 5(e), 5(g), 8 and 9 hereof and the representations and agreements of the Fund, the Investment Adviser and the Underwriters in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Fund, the Investment Adviser or any controlling person and delivery of and payment for the Notes.

(b)        This Underwriting Agreement is for the benefit of the Underwriters, the Fund, the Investment Adviser and their successors and assigns, and, to the extent expressed in this Underwriting Agreement, for the benefit of persons controlling the Underwriters, the Fund, or the Investment Adviser, directors of the Fund, directors, officers, employees and agents of the Underwriters and directors, officers and employees of the Investment Adviser, and their respective successors and assigns, and no other person, partnership, association or corporation will acquire or have any right under or by virtue of this Underwriting Agreement. The term “successors and assigns” does not include any purchaser of the Notes from the Underwriters merely because of such purchase.

(c)        All notices and communications under this Underwriting Agreement will be in writing, effective only on receipt, and mailed or delivered, by messenger, facsimile transmission or otherwise, to the Underwriters, T [●]; to the Fund at [●]; and to the Investment Adviser at their addresses set forth in the Prospectus.

(d)        This Underwriting Agreement may be signed in multiple counterparts that taken as a whole constitute one agreement.

(e)        This Underwriting Agreement will be governed by and construed in accordance with the laws of Puerto Rico.

Please confirm that the foregoing correctly sets forth the agreement between us.

In San Juan, Puerto Rico, on the date set forth above.

Very truly yours,

PUERTO RICO RESIDENTS TAX-FREE FUND II, INC.

By:

Name:
Title:

UBS TRUST COMPANY OF PUERTO RICO, as Investment Adviser

By:

Name:

Title:

POPULAR ASSET MANAGEMENT LLC, as Investment Adviser

By:

Name:

Title:

Agreed and Accepted by:

UBS FINANCIAL SERVICES INCORPORATED OF PUERTO
RICO, As Underwriter

American International Plaza
Penthouse Floors 250 Munoz Rivera Avenue
Hato Rey, Puerto Rico 00918

By:

Name:

Title:

EXHIBIT A

EXHIBIT B

EXHIBIT C